UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2005

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On May 13, 2005, Pharmacyclics, Inc., a Delaware corporation (the "Registrant"), issued a press release announcing the publication of interim data from a Phase 2 clinical trial of Xcytrin® (motexafin gadolinium) Injection, the company's lead anti-cancer agent, for the treatment of patients with advanced, recurrent renal cell carcinoma. The published abstract is part of the proceedings at the 2005 American Society of Clinical Oncology (ASCO) Annual Meeting being held May 13-17, 2005, at the Orange County Convention Center in Orlando, FL.

On May 13, 2005, Pharmacyclics, Inc., a Delaware corporation (the "Registrant"), issued a press release announcing the publication of interim data from a Phase 1 dose escalation study of Xcytrin (motexafin gadolinium) Injection, the company's lead anti-cancer agent, in combination with Taxotere® (docetaxel) for the treatment of patients with advanced refractory tumors. The published abstract is part of the proceedings at the 2005 American Society of Clinical Oncology (ASCO) Annual Meeting being held May 13-17, 2005, at the Orange County Convention Center in Orlando, FL.

The foregoing description is qualified in its entirety by reference to the Registrant's Press Releases dated May 13, 2005, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

Xcytrin® is a registered trademark of Pharmacyclics, Inc.

Taxotere® is a registered trademark of Aventis.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit No.	Description
99.1	Press Release of Pharmacyclics, Inc. dated May 13, 2005.
99.2	Press Release of Pharmacyclics, Inc. dated May 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 13, 2005

PHARMACYCLICS, INC. By: /s/ LEIV LEA Name: Leiv Lea Title: Vice President, Finance & Administration and CFO and Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MAY 13, 2005
Exhibit	Description
99.1	Press Release of Pharmacyclics, Inc. dated May 13, 2005.	PDF
99.2	Press Release of Pharmacyclics, Inc. dated May 13, 2005.	PDF

         PDF    Also provided in PDF as a courtesy.